EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 13, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Irvine Sensors Corporation on Form 10-K for the year ended September 29, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in the Registration Statement of Irvine Sensors Corporation on Form S-8.

/s/    Grant Thornton LLP
Irvine, California
December 30, 2002